Q1 2021

Letter to Shareholders: Q1 2021 2 Key quarterly metrics:

Letter to Shareholders: Q1 2021 3 Dear Shareholders: We are very pleased to report and comment on Root’s strong financial and operating performance in Q1 2021. In Q1, our first full quarter as a public company, Root delivered the first $200 million-plus quarter of Direct Written Premium in our history. We also delivered $6 million in Gross Profit and $27 million in Direct Contribution, principally driven by improvements in loss ratio. Root’s Q1 performance underscores the increasing strength and relevance of Root’s business and brand and validates that our model is working. Our performance in the quarter also underscores the success of investments we are making to improve our operations and efficiency—and to deliver groundbreaking tech and insurance innovation—as we continue to grow our share and disrupt the $260 billion U.S. auto insurance industry. And finally, our Q1 performance demonstrates the success of initiatives underway across the company to drive profitable growth and deliver long-term value to our shareholders.

Letter to Shareholders: Q1 2021 4 Q1 2021 highlights: All figures are compared to Q1 2020 unless otherwise stated: • Direct Written Premium increased 23% to $203 million • Direct Earned Premium increased 11% to $160 million • Direct Loss Ratio improved 22 points to 71% • Direct Accident Period Loss Ratio improved 3 points to 77%, representing a 29-point improvement compared to Q1 2019 • Renewal Premium % of Direct Earned Premium increased 17 points to 62% • Gross Profit increased by $23 million, to $6 million • Direct Contribution increased by $38 million, to $27 million (17% of Direct Earned Premium), including $10 million of favorable direct prior period development Let’s start by highlighting the Q1 performance of each of our key business drivers: Growth, Pricing/Underwriting, and Product/Customer Experience.

Letter to Shareholders: Q1 2021 5 Growth Several factors contributed to the 23% year-over-year increase in Direct Written Premium we reported this quarter: 1. Better product at a better price At the heart of what drives Root’s growth is our product. As we continue to build better products for our consumers, we in turn expand our customer base. We do this by meeting consumers where they are, with the products they need, at the price they want. Driving year-over-year results were substantial product improvements including increasing flexibility around payments and coverage, reducing the amount and quality of data needed to produce quick and accurate driving scores, and making it even easier for consumers to join us at key moments through our partner platform. Our partner platform continues to grow substantially year over year. Our proprietary and fully- integrated APIs allow us to connect with consumers during the most relevant moments—usually when purchasing a vehicle or managing their personal finances. This creates a natural onboarding experience for consumers and speaks to them about insurance when it truly matters to them. This is an important seed we are planting for our future and are excited to tell you more in the quarters to come. 2. Data science marketing Our data science advantage is the bedrock of our entire company and touches everything we do. We are increasingly leveraging proprietary data science to design and implement highly targeted, highly efficient performance marketing programs. This allows us to personalize marketing design, messaging, and costs by customer segment. In Q1, we began expanding this program into additional marketing channels and customer segments, fueling our growth. Root is in the early innings of leveraging data science in customer acquisition, and we expect large- scale improvements to be made over the coming quarters that will drive further gains in growth and efficiency. 3. Earned media Our investments in brand have delivered significant earned media impressions and increased our awareness metrics. Our timely research in support of Distracted Driving Awareness Month—

Letter to Shareholders: Q1 2021 6 specifically how excessive use of video conferencing has increased distracted driving—had 1.3 billion earned media impressions and was featured in over 300 individual news stories. Our sponsorship of NASCAR driver Bubba Wallace in support of his commitment to progress and change continues to earn us significant impressions, both in TV viewership and media recognition. Root's partnership with Bubba Wallace has been mentioned in more than 1,000 news stories with a reach of more than 3.3 billion impressions since launch. We’ve seen these campaigns significantly increase consumer brand awareness, with a single, multi-city campaign resulting in brand awareness increasing more than 50%. 4. Market expansion We believe our differentiated telematics carry weight with state regulators, and we made significant progress during Q1 on market expansion. Root is now licensed to write auto insurance in 48 states and the District of Columbia—an increase of 11 new states during the quarter. This is the necessary first step, and we are now in the process of filing our forms and pricing models in several of these states. We are also pursuing licenses in the only two remaining states, Florida and Massachusetts. 5. Seasonality Like most auto insurance providers, Root traditionally experiences outsized growth in Q1 of each year as consumers shop for new policies. This year included similar seasonality, intensified by the government issuance of stimulus checks, with our largest month of Q1 premium coming in March. Root demonstrated in Q1 that we are increasingly leveraging our data, technology, and digital engagement advantages to deliver personalized auto insurance products to consumers. At the same time, we are providing an elevated experience to our customers through increased customer flexibility and empowerment, a frictionless claims experience, and soon autonomous claims processing. We believe that the combination of these attributes together with low, fairly and transparently developed personalized pricing will enable us to attract and retain more of our target customers, driving revenues and profitability. Pricing/underwriting We are driving better and more accurate pricing by continuing to scale our data sets and improve our pricing algorithms. As we get better at segmenting risk, we are confident we can continue to bring down auto insurance prices for good drivers, create highly satisfied, loyal customers, drive efficiency and growth, and

Letter to Shareholders: Q1 2021 7 Direct Accident Period Loss Ratio 2019 2020 106% 112% 101% 98% 80% 66% 80% 80% 77% 40% 50% 60% 70% 80% 90% 100% 110% 120% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 110% 102% 72%72%56%69%90%96% % Renewal Direct Accident Period Loss Rat io 2021 69% Seasoned Performance Note: Loss rat io is Direct Accident Period Loss Rat io and excludes Q1 2020 loss rat io due to minimal premium volume in the quarter 70% 73% 75% 74% 9% 27% 52% 68% 73% 0% 20% 40% 60% 80% 100% 1Q 2020 2Q2020 3Q2020 4Q2020 1Q2021 Seasoned Loss Ratio Seasoned Earned Premium % accelerate the momentum of our business flywheel. The accretive impact of these efforts is reflected in meaningful improvement in several Q1 key performance indicators, most notably Direct Accident Period Loss Ratio: Our improvement in contribution margin in Q1 2021 compared to Q1 2020 is largely a result of six key drivers: (1) improved underwriting, (2) the increasing value of our targeted state management initiatives, (3) our telematics and pricing models being accepted by more states, which allows us to generate updated models with even greater predictive power, (4) increased renewal and seasoned state premium, (5) better targeted marketing initiatives focused on good driver characteristics, and (6) $10 million of favorable direct prior period development. These improvements were partially offset due to increased driving in Q1 2021 compared to Q1 2020 as we have seen mileage roughly return to pre-COVID-19 levels. The proportion of Direct Earned Premium from seasoned business continued to increase in Q1 to 73%, and we will continue driving market share gains in seasoned states where the ROI is highest. Similarly, there continues to be a differentiated loss ratio between seasoned and unseasoned states.

Letter to Shareholders: Q1 2021 8 Like all insurance carriers, our model benefits from portfolio maturity. As we invest to bring on new customers and achieve scale, our results are disproportionately weighted towards new customers when compared to legacy carriers. As we build an underlying base of recurring customers going forward, we expect the following financial impact: improved loss ratio, increased revenue per customer via product expansions, reduced acquisition costs as a percentage of premium, and improved retention. Together, we believe these dynamics will drive the evolution and maturity of our portfolio and meaningfully contribute to our future profitability. Quarter-to-quarter differential rates of growth might dampen or even periodically reverse these trends but we are confident the trends will hold over the longer term. As such, our total loss ratio will likely be adversely impacted over the next few quarters as we accelerate new writings and enter new states. We expect the impact to be greatest in our seasoned states, where we anticipate writing a majority of our premium. In addition, while miles driven returned to pre-COVID-19 levels during the quarter, claims frequency has not yet rebounded to historic norms. That said, we have confidence in our underwriting changes and have line of sight on additional pricing and underwriting actions that we believe will offset these tailwinds and allow us to achieve our target 2021 loss ratio.

Letter to Shareholders: Q1 2021 9 Accurate pricing based on individual risk has always been at the core of Root’s mission. We are getting better at pricing every day by drawing upon constantly updated, proprietary, data science-driven telematics and pricing algorithms that are integrated with proprietary claims data. Our predictive power will further improve with the rollout of our new telematics and pricing models in the second half of 2021.

Letter to Shareholders: Q1 2021 10 Product/Customer Experience Root is dedicated to delivering a differentiated and elevated insurance experience for our customers, informed by a technology platform that enables constant improvements in customer interaction and engagement. We will continue to empower our customers by providing them with transparency, increased flexibility, and streamlined processes that allow our customers to make decisions that best suit their unique needs and preferences. Root listens to our customers and delivers products and features that fulfill their needs and desires. Providing customers with context around our technology In Q1, we increased customer engagement during the onboarding process through the introduction of a new feature called Checkpoints. Technology continues to be central to our product experience and we prioritize making it approachable for our customers. Checkpoints, an in-app visualization showing mileage accrual during the Root test drive, aligns customer expectations throughout the experience and has resulted in a 28% lift in engagement.

Letter to Shareholders: Q1 2021 11 Streamlining the claims process Among the most gratifying aspects of working at Root is supporting a customer who has sustained property damage in an accident. And in Q1, we made meaningful improvements to our customer claims experience and processes. In fact, we believe we are on the cusp of delivering an autonomous claims experience to our policyholders for a meaningful portion of our claims volume. Providing an autonomous claims experience for our customers has been one of Root's highest priorities from the outset. In addition to automated workflows that speed up the auto-damage handling process, we leverage Root's in-app experience to complete the vast majority of our estimates using uploaded photos. We have reduced the time between first notice of loss to estimate work beginning from 1.7 days to a handful of seconds. We are resolving policyholder auto damage claims in approximately half the time of the industry average. This results in a better customer experience while reducing claims expense.

Letter to Shareholders: Q1 2021 12 Looking ahead Root emerged from Q1 stronger and better positioned to achieve our ambitions of profitably growing our business and continuing to lead the disruption of the traditional insurance industry through a superior customer experience and the development and integration of advanced, proprietary telematics—all of which will enable us to deliver consistent, long-term value creation for our shareholders. We remain humble and steadfast in our mission to disrupt the auto insurance industry while delivering fairness, transparency, and a better experience to our customers. Thank you for your continued support. Alex Timm Daniel Rosenthal Co-Founder & CEO CFO

Letter to Shareholders: Q1 2021 13 Non-GAAP financial measures This letter and statements made during the above referenced webcast may include information relating to Adjusted Gross Profit (Loss) and Direct Contribution, which are "non-GAAP financial measures." These non- GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted Gross Profit (Loss) and Direct Contribution should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt level, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We have not reconciled Adjusted Gross Profit (Loss) and Direct Contribution outlook to GAAP Gross Profit (Loss) because we do not provide an outlook for GAAP Gross Profit (Loss) due to the uncertainty and potential variability of factors used to calculate GAAP Gross Profit (Loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Gross Profit (Loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non- GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” below.

Letter to Shareholders: Q1 2021 14 Forward-looking statements This letter contains—and statements made during the above-referenced webcast will contain—forward- looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions and involve risks and uncertainties. These include, but are not limited to, statements regarding: • Our expected financial results for 2021 • Our ability to retain existing customers, acquire new customers and expand our customer reach • Our ability (and anticipated timing) to remove the use of credit score from our rating variables • Our expectations regarding our future financial performance, including Total Revenue, Gross Profit (Loss), Adjusted Gross Profit (Loss), Direct Contribution, Direct Loss Ratio, marketing costs and costs of customer acquisition, direct LAE ratio, quota share levels and expansion of our renewal premium base • The impact of the COVID-19 pandemic on our business and financial performance • Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states • The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data • Our ability to materially improve retention rates and our ability to realize benefits from retaining customers • Our ability to release new products and features and the timing of those releases, including our new Algorithm Version 4.0 and our ability to deliver a fully autonomous claims experience to our customers for a meaningful portion of our claims volume • Our ability to underwrite risks accurately and charge profitable rates • Our ability to drive improved conversion and decrease the costs of customer acquisition • Our ability to optimize for LTV within each of our channels • Our ability to operate a “capital-light” business and obtain and maintain reinsurance contracts • Our ability to realize economies of scale and grow margins • Our ability to expand our distribution channels through additional partnership relationships, digital media, and referrals • Our ability to protect our intellectual property and any costs associated therewith • Our ability to expand domestically and internationally

Letter to Shareholders: Q1 2021 15 Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q, and other filings filed with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above- referenced webcast, which are based on information available to Root on the date hereof. Such forward- looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. We assume no obligation to update such statements.

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Letter to Shareholders: Q1 2021 19 Supplemental financial information

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